UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2008

JACKSONVILLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-14853	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 28, 2008 Jacksonville Bancorp, Inc. (the “Company”) and Heritage Bancshares, Inc. (“Heritage”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions contained therein, Heritage will merge with and into the Company (the “Merger”), with the Company remaining as the surviving entity. Also pursuant to the Merger Agreement, two members of Heritage’s board of directors will be appointed to the Company’s board of directors. Before their entry into the Merger Agreement, no material relationship existed between the Company and Heritage.

Under the terms of the Merger Agreement, Heritage shareholders may elect to receive, for each share of Heritage common stock held on the record date, either 0.6175 shares of the Company’s common stock or $17.29 in cash, or a combination of the Company’s common stock and cash. The proposed consideration will consist of approximately 738,000 shares of the Company’s common stock and $8.8 million in cash, reflecting a mix of consideration of 70% stock and 30% cash.

The Merger is conditioned upon approval by the Florida Office of Financial Regulation, the Federal Reserve Board and the Heritage shareholders, and other customary closing conditions.

In connection with the proposed Merger and also on January 28, 2008, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with the directors of Heritage and Heritage Bank of North Florida, a wholly-owned subsidiary of Heritage, in the directors’ capacity as shareholders of Heritage, pursuant to which the directors agreed not to sell their shares of Heritage common stock and to vote them in favor of the Merger. On the same date, the Company and each of the directors of Heritage and Heritage Bank of North Florida entered into a non-competition agreement related to the sale of goodwill (the “Non-Competition Agreement”) pursuant to which the directors have agreed to be bound by certain restrictive covenants to ensure that the Company derives the benefit of the goodwill of Heritage that the Company is purchasing pursuant to the Merger Agreement.

The foregoing descriptions of the Merger Agreement, the Stockholders Agreement and the Non-Competition Agreement do not purport to be complete, and are qualified in their entirety by reference to such agreements, forms of which are filed as Exhibits 2.1, 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.

Important Information

This document may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the Securities and Exchange Commission. SHAREHOLDERS OF THE COMPANY AND HERITAGE ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to shareholders of Heritage. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, and from the Company by writing to Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202, Attention: Chief Financial Officer.

The Company, its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on March 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 8.01     Other Events.

On January 28, 2008, the Company announced that it had entered into the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Exhibits.

(2)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger by and between Jacksonville Bancorp, Inc. and Heritage Bancshares, Inc. dated as of January 28, 2008.

10.1	Stockholders Agreement by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008.

10.2
Non-Competition Agreement Related to the Sale of Goodwill by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008.

99.1	Press released dated January 28, 2008 issued by Jacksonville Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name: Valerie A. Kendall
Title: Executive Vice President and Chief Financial Officer

Date: January 28, 2008

Exhibit Index

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger by and between Jacksonville Bancorp, Inc. and Heritage Bancshares, Inc. dated as of January 28, 2008.

10.1	Stockholders Agreement by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008.

10.2
Non-Competition Agreement Related to the Sale of Goodwill by and between Jacksonville Bancorp, Inc. and each of the directors of Heritage Bancshares, Inc. and Heritage Bank of North Florida dated as of January 28, 2008.

99.1	Press released dated January 28, 2008 issued by Jacksonville Bancorp, Inc.